UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2017

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Item 8.01 - Other Events

On March 16 and 17, 2017 the European Patent Office (EPO) Opposition division issued oral decisions upholding two key patents licensed to our subsidiary Cell Cure Neurosciences Ltd. (“Cell Cure”). The patents protect Cell Cure’s lead product OpRegen® which is currently in a Phase I/IIa clinical trial for the treatment of the dry form of age related macular degeneration (AMD). A large pharmaceutical company and an anonymous filer challenged the EPO’s previous grant of two European patents (EP2554661 and EP2147094), both entitled, “Stem Cell-Derived Retinal Pigment Epithelial Cells,” which cover the proprietary directed differentiation methods to produce the pluripotent stem cell-derived retinal pigment epithelial (RPE) cells that comprise OpRegen®.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

On March 28, 2017, we issued the press release attached to this report as Exhibit 99.1. The content of this Item 7.01 and Exhibit 99.1 shall be deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing made by BioTime under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number                                    Description
99.1                                                         Press Release dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	March 28, 2017	By:	/s/Russell Skibsted
Chief Financial Officer